Exhibit 99.1

FOR IMMEDIATE RELEASE

Opiant Pharmaceuticals, Inc. Announces FDA Orange Book Listings for Two New NARCAN® Nasal Spray Patents

Listings Significantly Strengthen IP Estate and Enhance NARCAN Product Exclusivity

SANTA MONICA, California – March 9th, 2017 – Opiant Pharmaceuticals, Inc. (“Opiant”) (OTCQB:OPNT), a specialty pharmaceutical company developing pharmacological treatments for addictions, today announced that its most recently issued U.S. patents, numbers 9,480,644 and 9,561,177 covering methods of use for NARCAN® Nasal Spray (“NARCAN”), are now listed in the U.S. Food and Drug Administration (FDA) publication, Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book.

“We are pleased with these new patent issuances and subsequent Orange Book listings. We now have four Orange Book-listed patents for NARCAN Nasal Spray,” said Roger Crystal, M.D., Chief Executive Officer of Opiant. “These latest patents reinforce our commitment to our commercialization partner, Adapt Pharma, as we further solidify the IP estate covering NARCAN. Additionally, these patents have broader implications for our proprietary development-stage pipeline as we continue to evaluate nasally-delivered naloxone and other pharmacological compounds for the treatment of a broad range of addictive behaviors with significant unmet medical needs.”

Patent 9,480,644 claims nasal spray formulations, devices, and methods of treatment covering the two-milligram dose of NARCAN, which was approved in January 2017. The patent provides for drug products adapted for nasal delivery via a pre-primed device filled with a pharmaceutical composition containing an opioid receptor antagonist. The patent also provides for methods of treating opioid overdose or its symptoms with the two-milligram formulation of NARCAN.

Patent, 9,561,177 claims nasal spray formulations and methods of treatment and covering the four-milligram dose of NARCAN® Nasal Spray. The patent provides for formulations with particular spray plume characteristics and geometry, and for methods of treating opioid overdose or narcotic-induced respiratory depression with the four-milligram formulation of NARCAN.

An Orange Book listing requires an Abbreviated New Drug Application (ANDA) applicant seeking FDA approval of a generic version of NARCAN Nasal Spray to notify the Company and its partner Adapt Pharma before it can obtain FDA approval. This would be subject to a 30-month stay of marketing approval and potentially longer if notification occurs and a patent infringement suit is successful.

About Opiant Pharmaceuticals, Inc.

Opiant Pharmaceuticals, Inc., is a specialty pharmaceutical company developing pharmacological treatments for addictions. The National Institute on Drug Abuse (NIDA), a division of the National Institutes of Health (NIH), describes these disorders as chronic relapsing brain diseases which burden society at both the individual and community levels. With its innovative opioid antagonist, nasal delivery technology, Opiant is positioned to become a leader in these treatment markets. Its first product, NARCAN® Nasal Spray, is approved for marketing in the U.S. and Canada by the company’s partner, Adapt Pharma Limited. For more information please visit: www.opiant.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

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CONTACT INFORMATION:

Corporate Contact:

Investor.relations@opiant.com

Media:

Susan Forman

DGI

sforman@dgicomm.com

212-825-3210

Investors:

Glenn Garmont

Senior Vice President

Argot Partners

glenn@argotpartners.com

212-600-1902